UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2014

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-33573	20-8715162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 31, 2014, Louisiana Bancorp, Inc. (the “Company”) reported its results of operations for the quarter and year ended December 31, 2013.

For additional information, reference is made to the Company’s press release dated January 31, 2014, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 8.01	Other Events

On January 31, 2014, the Company announced that its Board of Directors at their meeting held on January 27, 2014 initiated a quarterly cash dividend policy and declared its first cash dividend of $.05 per share of common stock, payable on February 25, 2014 to the shareholders of record at the close of business on February, 10, 2014.

For additional information, reference is made to the Company’s second press release dated January 31, 2014, which is included as Exhibit 99.2 hereto and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The registrant’s press release, dated January 31, 2014, is attached hereto as Exhibit 99.1.

The registrant’s second press release dated January 31, 2014, is attached hereto as Exhibit 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: January 31, 2014	By:	/s/ Lawrence J. LeBon, III
Lawrence J. LeBon, III
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 31, 2014

99.2	Press Release (second), dated January 31, 2014